CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm in the Pre-Effective Amendment number 3 to the Registration Statement on Form N-1A (No. 333-220301) of Harvest Volatility Edge Trust (the “Registration Statement Amendment”) and to the use of our report dated March 8, 2017, except for revisions noted in the Emphasis of Matter paragraph of the report, as to which the date is December 1, 2017, on the Harvest Volatility Alpha Fund, LP financial statements and financial highlights included in the notes to the financial statements as of and for the year ended December 31, 2016. Such financial statements and financial highlights included in the notes to the financial statements appear in the Statement of Additional Information. We have not performed a review or other procedures with respect to the unaudited financial statements as of October 31, 2017 and for the ten month period then ended or any other financial information included in this Registration Statement Amendment.

New York, NY

December 11, 2017